VESSEL PURCHASE OPTION AGREEMENT


     This agreement (the "Agreement") is made between Big Hook, L.L.C., a Washington limited liability company (the "Seller") and Horizon Vessels, Inc., a Delaware corporation and a wholly owned subsidiary of Horizon Offshore, Inc. (the "Buyer"), with reference to the following facts:

     Seller is the owner of the Derrick Barge VALHALLA, official number 652734. Said vessel, including its machinery, cranes, equipment, spare parts, tools, gear, fuel and consumable stores and other inventory items, apparel, appurtenances, and all other items belonging thereto as of the date hereof, whether or not now on board, is collectively referred to hereafter as the "Vessel."

     The parties hereby desire to provide for the terms and conditions of an agreement whereby the Seller sells the Vessel to the Buyer.

     NOW THEREFORE, IN CONSIDERATION OF THE MUTUAL COVENANTS OF THE PARTIES HEREIN, AND OTHER GOOD AND VALUABLE CONSIDERATION, THE RECEIPT AND SUFFICIENCY ARE HEREBY ACKNOWLEDGED, IT IS AGREED AS FOLLOWS:

     1.   PURCHASE PRICE:  TERMS OF PAYMENT.

     1.1 PRICE. Subject to the terms and conditions hereof, at the Closing, Seller agrees to sell, and Buyer agrees to purchase the Vessel, for a total purchase price of US$13,240,000, free and clear of all liens and encumbrances and exclusive of all charter hire payments.

     1.2 TERMS OF PAYMENT. The purchase price shall be paid in cash at the Closing.

     1.3 PURCHASE OPTION SECURITY. Prior to May 29, 1998, Buyer shall provide to Seller option security, which shall be returned to Buyer at the time of payment in full of the purchase price at Closing unless earlier returned to Buyer upon the termination of this Agreement as provided in
Section 6., below. The purchase option security shall be $5,000,000 in the form of a bond or letter of credit in a form satisfactory to Seller. In the event the conditions precedent to Closing are satisfied and Buyer fails or refused to complete the sale on or before the Closing date, then the option security shall be forfeited by Buyer and paid to Seller as liquidated damages in lieu of all other damages, whether direct, indirect, incidental, or consequential, to Seller caused by Buyer's failure or refusal to complete the sale as aforesaid, neither party having any further liability or obligation to the other party as regards the purchase of the Vessel.

     2.   REPRESENTATIONS AND WARRANTIES.

     2.1. BY SELLER. Seller represents and warrants as of the date hereof, and at the Closing, as follows:

          (a) Seller is the owner of the Vessel, and the Seller now has and will have at Closing good and marketable title to the Vessel without the consent or approval of any other person or entity, and no other person or entity has any right, title or claim to the Vessel, or to lease or otherwise use the Vessel, and there are no options outstanding to purchase, lease, or otherwise use the Vessel.

          (b) Except for that certain Preferred Ship Mortgage (the "Mortgage") granted to Nationsbanc Leasing Corporation ("Mortgagee"), as previously provided to Buyer, the Vessel is free and clear of all liens, claims, debts, and encumbrances and all other claims for possession or otherwise, including but not limited to all maritime liens and all security interests whatsoever, (collectively "Liens") and is charter and contract free, and no equipment of any kind on the Vessel is leased.

          (c) There are no suits, actions, proceedings, arbitrations, claims or investigations pending or threatened against, that would affect the title of the Vessel or which could give rise to a Lien, attachment, seizure, forfeiture or other claim against the Vessel, or which otherwise materially affect the Vessel.

          (d) There are no facts or circumstances, past or present, that would prevent the Vessel from operating legally under applicable federal law and regulations of the United States of America.

          (e) The Vessel has not been involved, in any way, in the violation of the laws of the United States of America or the laws of any other country in a manner which could result in the penalty of forfeiture being invoked against the Vessel, or otherwise hinder Buyer from operation of the Vessel.

          (f) In addition to the foregoing representations and warranties, Seller represents and warrants as follows:

               1) Seller is a limited liability company duly organized, validly existing, and in good standing under the laws of Washington.

               2)

                    (i) Seller has all company power and authority necessary to sell the Vessel pursuant to this Agreement and to otherwise consummate the transactions contemplated herein;

                    (ii) The  officer  or attorney-in-fact  executing  this
                         Agreement on behalf of Seller has been duly authorized by the Members and Managers of Seller to execute and deliver this Agreement and the other documents called for herein to be executed and delivered at or prior to Closing and to otherwise consummate the transactions contemplated hereby;

                    (iii) All company action  necessary  for this Agreement
                         to constitute the valid, binding, and legal obligation of Seller, enforceable in accordance with its terms, has been taken.

     2.2. SELLER'S DISCLAIMER. EXCEPT AS STATED ABOVE, THE VESSEL SHALL BE CONVEYED "AS IS, WHERE IS." SELLER DISCLAIMS AND MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, AS TO THE MERCHANTABILITY, SEAWORTHINESS, FITNESS, OR SUITABILITY OF THE VESSEL FOR ANY PURPOSE INTENDED BY BUYER. The parties acknowledged that the foregoing disclaimer has been the subject of negotiations between the parties and has been taken into consideration in establishing the purchase price of the Vessel.

     2.3. BY BUYER. Buyer represents and warrants that it is a citizen of the United States, and as of the date of this Agreement and as of Closing, that he and his assigns shall continue to be citizens of the United States of America.

     3.   ADDITIONAL COVENANTS.

     3.1. Seller unconditionally and without limitation agrees to indemnify, defend and hold harmless the Buyer, and/or its successors and assigns and each of them, from and against and in respect of any and all claims, demands, losses, costs, expenses, obligations, liabilities, damages, recoveries and deficiencies (including interest, penalties and actual attorneys' fees incurred and the costs of litigation) that the Buyer shall incur or suffer as a result of (i) any representation, beach of warranty or nonfulfillment of any agreement, representation, warranty or covenant on the part of the Seller hereunder, or (ii) any claim, demand, Lien, judgment, fine, penalty or obligation which arise out of, result from or relate to the Vessel. In the event that the Vessel is arrested, seized, or attached, or any arrest, seizure, or attachment is threatened, as a result of any claim of Lien or other adverse claim of any person or entity to any right, title, or interest in the Vessel, Seller will promptly bond the claim thereby securing its release or otherwise discharge the claim, or if so bonded or discharged by Buyer or its successors or assigns then Seller shall pay to same upon demand all costs, expenses, and attorneys fees incurred thereby together with interest thereon at the rate of 12% per annum from demand until paid. Buyer shall have the right to set off and deduct from any amounts owing to Seller under this Agreement amounts due Buyer from Seller under the terms of this Agreement including without limitation this Section 3.1.

     3.2. Seller covenants and agrees that it shall not at any time incur Liens or additional mortgages on the Vessel or increase the amount of the Mortgage to more than $13,000,000.00 or cross-collateralize or cross-default the Vessel with any other indebtedness. Seller covenants and agrees that it shall not sell or otherwise dispose of the Vessel or any interest therein. Seller covenants and agrees that it shall not at any time from the date hereof through the time of Closing disturb the quiet enjoyment of Buyer to the Vessel.

     3.3. Concurrently with the execution and delivery of this Agreement, Seller shall deliver to Buyer a secretary certified copy of resolutions of the Members and Managers of Seller authorizing this transaction and the execution and delivery of this Agreement and all documents contemplated herein which are to be executed by Seller, which resolutions shall be specific as to the Managers of Seller who are authorized to execute and deliver all such documents and this Agreement on behalf of Seller.

     3.4. Concurrently with the execution and delivery of this Agreement, Buyer shall deliver to Seller a secretary certified copy of resolutions of the Board of Directors of Buyer authorizing this transaction and the execution and delivery of this Agreement and all documents contemplated herein which are to be executed by Buyer, which resolutions shall be specific as to the Officer or Officers of Buyer who are authorized to execute and deliver all such documents and this Agreement on behalf of Buyer.

             3.5 Seller shall execute and deliver to Buyer on the date of execution of this Agreeement and again at Closing an officer's certificate in the form attached hereto as Exhibit "A".

     4.   BUYER'S  CONDITIONS   PRECEDENT.   The  obligation  of  Buyer  to
purchase the Vessel at Closing is subject to the following conditions precedent, which must be satisfied and/or waived by the Buyer, on or before the date of Closing:

     4.1. All the representations and warranties of Seller are true and correct on the date given and also as of the date of Closing, and Seller has performed all covenants and obligations required hereunder.

     4.2. Buyer had the opportunity to inspect the Vessel and the results of said inspections are satisfactory to Buyer.

     4.3. Buyer has received a certificate of ownership from the United States Coast Guard, which verifies the warranties of Seller herein with respect to the Vessel's ownership, and outstanding liens and encumbrances pertaining thereto.

     4.4. Seller has delivered into the closing escrow all documents contemplated herein.

     5.   CLOSING AND DELIVERY.

     5.1. TIME AND PLACE. The conveyance of the Vessel to the Buyer (the "Closing") shall be no later than November 30, 1999, and shall take place at the offices of Kim Marine Documentation, Inc. in Seattle, Washington, or as otherwise agreed between the parties. At the Closing, Seller shall deliver or cause to be delivered (i) duplicate originals of a properly notarized Bill of Sale in the usual United States Coast Guard form conveying the Vessel to Buyer, (ii) the Certificate of Documentation for the Vessel if in the possession of Seller, (iii) duplicate originals of a properly notarized satisfaction of the Mortgage in a form recordable with the United States Coast Guard, (iv) a Protocol of Acceptance and Delivery,
(v) the officer's certificate referred to in Section 3.5 above, and (vi) such other documents of transfer, manufacturer warranties, vessel documents, and other records as Buyer shall reasonably require. Should the Closing not occur due to failure of Seller to close or comply with its obligations hereunder, Buyer may elect to terminate this Agreement without prejudice to any and rights and remedies against Seller at law, in equity or in admiralty, including the right of specific performance, and the option security referred to in Section 1.3 above shall be promptly returned to Buyer.

     5.2. SATISFACTION OF KNOWN LIENS. Any unsatisfied Liens and encumbrances, including without limitation the Mortgage, known to the parties at the time of Closing shall be satisfied from the proceeds of sale, deposited in escrow with Kim Marine Documentation, Inc.

     5.3. COMMISSIONS AND BROKERAGE FEES. Buyer shall be obligated to pay any and all commissions and brokerage fees due by reason of the sale of the Vessel. No brokers have been engaged in connection with this Agreement, except J.P. McCleary. Buyer agrees to pay J.P. McCleary or his designated company such commission as shall be agreed between Buyer and J.P. McCleary, which commission shall be in addition to the purchase price. Seller shall have no responsibility to J.P. McCleary or to any other broker.

          The parties shall each pay one-half of the fee charged by Kim Marine Documentation, Inc. not to exceed $2,000.00 each; provided, each of the parties shall pay and be responsible for their own attorneys' and accountant's fees incurred in connection with this transaction.

     5.4. DELIVERY OF THE VESSEL. On the Closing date Buyer shall cause the Vessel to be delivered in international waters outside of the territorial limits of any state of the United States. Irrespective of the actual date and time closing documents are signed or exchanged, delivery of the Vessel shall be deemed to have occurred when Buyer notifies Seller that the Vessel has reached the required location. All sales or other taxes (other than income taxes) and fees, if any, due as a result of the sale shall be paid by Buyer who shall indemnify and hold harmless Seller with respect thereof.

     6.   LOSS OF VESSEL.

             6.1 In the event of an actual, constructive, or compromise total loss of the Vessel, then upon payment to Seller (or to Mortgagee if the Mortgage is then not satisfied of record) of Seller's insurable interest in the proceeds of the hull and machinery insurance on the Vessel, this Agreement shall be automatically be deemed terminated with no further liability of either party to the other and the option security referred to in Section 1.3 above shall be promptly returned to Buyer.

     7.   MISCELLANEOUS.

     7.1. The representations, warranties, agreements, covenants and conditions set forth in this Agreement shall survive Closing and shall not be merged upon delivery of the Bill of Sale from Seller to Buyer nor upon payment of the purchase price to the Seller.

     7.2. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, successors and assigns; however, Buyer shall not have the right to assign its interest in this Agreement without the prior written consent of Seller, which consent shall not be unreasonably withheld.

     7.3. This Agreement supersedes all prior agreements and undertakings, oral and written with respect to the subject matter hereof. This Agreement may only be amended in writing, signed by both parties.

     7.4. In the event of a dispute between the parties regarding the terms of this Agreement, or in the event either party commences suit for the enforcement of the terms and conditions hereof, then the prevailing party shall be entitled to a reasonable Attorney's fees and costs pertaining to such proceedings, and the venue thereof may be laid in the federal courts sitting in King County, Washington. The parties agree that in the event of pending or threatened breach of the terms and conditions of this charter, the other party will suffer irreparable injury for which an award of money damages will not be adequate. Accordingly, notwithstanding any procedural or substantive law or rule to the contrary, all of which are hereby waived, both parties agree to the granting of injunctive relief, including mandatory injunction.

     7.5 All notices hereunder shall be in writing and delivered by certified mail, return receipt requested, or by telefax confirmed by mail to the addresses set forth below the signatures of the parties below. Notices shall be effective on receipt.

      7.6 Seller shall execute and deliver to Buyer such other and further documents and instruments as Buyer may reasonably require to more fully effectuate the terms and conditions of this Agreement and the sale and purchase of the Vessel.

     7.7 If any provision of this Agreement is held to be invalid or unenforceable, such unenforceability shall not effect or impair the validity or enforceability of the remaining provisions of this Agreement.

     7.8 Headings used in this Agreement are for convenience of reference only, and are not intended, to any extent or for any purpose, to limit or define the text of any provision hereof. This Agreement may be executed in several counterparts all of which shall constitute one and the same agreement.


     IN WITNESS WHEREOF, the parties have executed this Agreement this 15th day of May, 1998.


OWNER:                             CHARTERER:

BIG HOOK, L.L.C.                   HORIZON VESSELS, INC.



By: /s/Glen A. Earhart                  By: /s/ Bill Lam

Its: MEMBER                             Its: PRESIDENT

Address:                                Address:

5209 East Marginal Way S.               2500 City West Blvd

Seattle, Washington  98134              Suite 2200

P.O. Box 24067                          Houston, Texas  77042

Seattle, Washington  98124-0067

Telephone: (206) 762-0850               Telephone: (713) 361-2600

Facsimile: (206) 764-8595               Facsimile: (713) 361-2693